--------------------------------------------------------------------------------

                               ASSET PURCHASE AGREEMENT

                                       among

                                 TCIVG-GIC, Inc.,

                         NDTC Technology, Inc.

                                        and

                           General Instrument Corporation

                             Dated as of June 17, 1998

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I

     DEFINITIONS AND TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1    SPECIFIC DEFINITIONS . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2    OTHER TERMS. . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE II

     TRANSFER OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION 2.1    TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . .9
     SECTION 2.2    GROSS REVENUE DEFICIENCY AMOUNT. . . . . . . . . . . . . .9
     SECTION 2.3    EXCLUDED ASSETS. . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.4    ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . 11
     SECTION 2.5    EXCLUDED LIABILITIES . . . . . . . . . . . . . . . . . . 11
     SECTION 2.6    CONSIDERATION. . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.7    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.8    DELIVERIES BY GI . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.9    DELIVERIES BY TCI. . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.10   ALLOCATION OF PURCHASE PRICE; DISCOUNT . . . . . . . . . 13

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF TCI . . . . . . . . . . . . . . . . . 13
     SECTION 3.1    ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . 13
     SECTION 3.2    CORPORATE AUTHORIZATION. . . . . . . . . . . . . . . . . 13
     SECTION 3.3    CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . 14
     SECTION 3.4    NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . . . 14
     SECTION 3.5    BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . 14
     SECTION 3.6    FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . 14
     SECTION 3.7    LITIGATION AND CLAIMS. . . . . . . . . . . . . . . . . . 14
     SECTION 3.8    ASSIGNED CONTRACTS . . . . . . . . . . . . . . . . . . . 15
     SECTION 3.9    TITLE TO PROPERTY. . . . . . . . . . . . . . . . . . . . 15
     SECTION 3.10   FINDER'S FEES. . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 3.11   INVESTMENT INTENT. . . . . . . . . . . . . . . . . . . . 15

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF GI. . . . . . . . . . . . . . . . . . 16
     SECTION 4.1    ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . 16

     SECTION 4.2    CORPORATE AUTHORIZATION. . . . . . . . . . . . . . . . .  16
     SECTION 4.3    CAPITALIZATION . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 4.4    CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . .  17
     SECTION 4.5    NON-CONTRAVENTION. . . . . . . . . . . . . . . . . . . .  17
     SECTION 4.6    SEC REPORTS; FINANCIAL STATEMENTS. . . . . . . . . . . .  17
     SECTION 4.7    ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . .  18
     SECTION 4.8    BINDING EFFECT . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 4.9    FINDERS' FEES. . . . . . . . . . . . . . . . . . . . . .  18
     SECTION 4.10   RIGHTS AGREEMENT . . . . . . . . . . . . . . . . . . . .  18
     SECTION 4.11   EQUITY PERCENTAGE. . . . . . . . . . . . . . . . . . . .  18

ARTICLE V

     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 5.1    ACCESS . . . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 5.2    CONTINUED PROVISION OF ADDRESSABLE SET-TOP SERVICES. . .  19
     SECTION 5.3    REASONABLE EFFORTS; GOOD FAITH . . . . . . . . . . . . .  19
     SECTION 5.4    TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 5.5    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . .  19
     SECTION 5.6    GI'S ACCESS. . . . . . . . . . . . . . . . . . . . . . .  20
     SECTION 5.7    BULK TRANSFER LAWS . . . . . . . . . . . . . . . . . . .  20
     SECTION 5.8    NOTICE OF DEVELOPMENTS . . . . . . . . . . . . . . . . .  20
     SECTION 5.9    STOCKHOLDERS MEETING . . . . . . . . . . . . . . . . . .  20
     SECTION 5.10   TRANSFERS TO COMPETITORS . . . . . . . . . . . . . . . .  20
     SECTION 5.11   RIGHTS IN THE EVENT OF A PUBLIC OFFERING . . . . . . . .  20
     SECTION 5.12   REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . .  21
     SECTION 5.13   ANTI-DILUTION PROTECTION . . . . . . . . . . . . . . . .  31
     SECTION 5.14   RESTRICTIONS ON TRANSFERABILITY OF SHARES. . . . . . . .  31
     SECTION 5.15   NO PUBLIC ANNOUNCEMENT . . . . . . . . . . . . . . . . .  33
     SECTION 5.16   SEC REPORTS. . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 5.17   HSR ACT FILING . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 5.18   MFN. . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE VI

     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .  34
     SECTION 6.1    CONDITIONS TO THE OBLIGATIONS OF GI. . . . . . . . . . .  34
     SECTION 6.2    CONDITIONS TO THE OBLIGATIONS OF TCI AND NDTC. . . . . .  35

ARTICLE VII

     SURVIVAL; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  35
     SECTION 7.1    SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . .  35

     SECTION 7.2    INDEMNIFICATION BY GI. . . . . . . . . . . . . . . . . .  36
     SECTION 7.3    INDEMNIFICATION BY TCI AND NDTC. . . . . . . . . . . . .  36
     SECTION 7.4    INDEMNIFICATION PROCEDURES . . . . . . . . . . . . . . .  36
     SECTION 7.5    LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . .  37

ARTICLE VIII

     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     SECTION 8.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . .  37
     SECTION 8.2    EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . .  38

ARTICLE IX

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     SECTION 9.1    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  38
     SECTION 9.2    AMENDMENT; WAIVER. . . . . . . . . . . . . . . . . . . .  39
     SECTION 9.3    ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . .  39
     SECTION 9.4    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . .  39
     SECTION 9.5    FULFILLMENT OF OBLIGATIONS . . . . . . . . . . . . . . .  39
     SECTION 9.6    PARTIES IN INTEREST. . . . . . . . . . . . . . . . . . .  40
     SECTION 9.7    RETURN OF INFORMATION. . . . . . . . . . . . . . . . . .  40
     SECTION 9.8    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 9.9    SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 9.10   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 9.11   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 9.12   HEADINGS . . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 9.13   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  40

SCHEDULES

Schedule 1.1(b)     Fixtures and Equipment


EXHIBITS

A                   Agreement Regarding Addressable Set-Top Services
B                   Agreement Regarding HITS Signals
C                   License Agreement
D                   Promissory Note
E                   Services Agreement

                               ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 17, 1998, among TCIVG-GIC, Inc. ("TCI"), a Colorado corporation, NDTC Technology, Inc., a Colorado corporation ("NDTC") and General Instrument Corporation, a Delaware corporation formerly known as NextLevel Systems, Inc. ("GI").

                                 W I T N E S S E T H:

     WHEREAS, the parties hereto and certain of their Affiliates have entered into a series of agreements, including (i) a Digital Terminal Purchase Agreement, dated as of December 16, 1997 (the "PURCHASE AGREEMENT") and (ii) a Warrant Issuance Agreement, dated as of December 16, 1997 (the "WARRANT ISSUANCE AGREEMENT");

     WHEREAS, the parties hereto desire that TCI sell to GI, and GI purchase from TCI, the Transferred Assets and that GI and NDTC enter into licenses and service agreements related thereto, all as more fully set forth herein;

     WHEREAS, the consideration for the transactions contemplated by this Agreement is based on the price of the Common Stock as of December 16, 1997, the date on which National Digital Television Center, Inc. and GI entered into a Memorandum of Agreement with respect to the transactions contemplated by this Agreement (the "MEMORANDUM OF AGREEMENT");

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                     ARTICLE I

                               DEFINITIONS AND TERMS

     SECTION 1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "ACCESS AND CONTROL BUSINESS" shall mean all aspects of the business, as hereafter conducted by GI or its Affiliates from time to time, of providing access and control or authorization services that use any part of the technology or intellectual property that is licensed to GI pursuant to the License Agreement (or sublicensed by GI in accordance with the terms of the License Agreement), without regard to where such services are provided, including, without limitation, the business of providing Addressable Set-Top Services. Without limiting the foregoing, Access and Control Business includes the authorization and deauthorization of the receipt of programming signals (including, without limitation, signals hereafter provided by HITS as part of its programming transport business) or other signals, including data signals, by set-top boxes and other devices, whether such set-top boxes or other devices are stand alone devices or are integrated into a television set or other device such as a personal computer or game machine. The Access and Control Business also includes the sale and downloading by GI of the headend management software that it licenses from NDTC.

     "ADDRESSABLE SET-TOP SERVICES" means "Set-Top Authorization Services," "IPPV Services" and "HMS Download Services." "Set-Top Authorization Services" means the authorization and/or deauthorization of the receipt of the signal(s) of specified programming services or other signals by means of analog or digital set-top converter boxes or other devices in subscriber households or locations. "IPPV Services" means the collection and processing of information regarding impulse pay-per-view purchases by subscribers for the purpose of billing subscribers for those purchases. "HMS Download Services" means the downloading of headend management software that GI licenses from NDTC into equipment at headend or other reception sites.

     "AFFILIATE" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

     "AGREEMENT" shall mean this Asset Purchase Agreement, as it may from time to time be amended, supplemented or restated.

     "AGREEMENT REGARDING ADDRESSABLE SET-TOP SERVICES" shall mean the agreement of the same name in the form of EXHIBIT A, as it may from time to time be amended, supplemented or restated.

     "AGREEMENT REGARDING HITS SIGNALS" shall mean the agreement of the same name in the form of EXHIBIT B, as it may from time to time be amended, supplemented or restated.

     "ANCILLARY AGREEMENTS" shall mean the Agreement Regarding Addressable Set-Top Services, the Agreement Regarding HITS Signals and the Services Agreement.

     "ASSIGNED CONTRACTS" shall mean (i) all agreements in effect as of the Closing Date between TCI or its Affiliates and operators of cable television systems or other multichannel video programming distribution systems with respect to the receipt by such operators of Addressable Set-Top Services and
(ii) all maintenance agreements that relate to the Fixtures and Equipment.

     "ASSUMED LIABILITIES"  shall have the meaning set forth in Section 2.4.

     "BENEFIT PLANS" shall mean each and all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by TCI or in which TCI participates or participated and that provides benefits to employees of TCI or their spouses or covered dependents, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA.

     "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York City are authorized or obligated by Law to close.

     "CHANGE IN CONTROL OF GI" shall mean: (i) the acquisition by a Person (including its Affiliates) or by a "group" ("group" being used in this definition within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), in each case that is not engaged as one of its principal lines of business in manufacturing consumer electronics, of (a) beneficial ownership ("beneficial ownership" being used in this definition within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of securities of GI representing 20% or more of the voting power of the outstanding voting securities of GI, or (b) assets of GI representing 20% or more of the aggregate fair market value of all of the assets of GI immediately prior to such sale or purchase, in each case in one transaction or a series of related transactions (it being agreed, however, that any sale to or purchase by a Person of part or all of the assets of, or telephony business conducted by, NextLevel Communications L.P. or its successors (or GI's interest therein) shall not constitute a Change in Control); (ii) the acquisition by a Person (including its Affiliates) or by a "group," in each case that is engaged as one of its principal lines of business in manufacturing consumer electronics, of (a) beneficial ownership of securities of GI representing 35% or more of the voting power of the outstanding voting securities of GI or (b) assets of GI representing 35% or more of the aggregate fair market value of all of the assets of GI immediately prior to such sale or purchase, in each case in one transaction or a series of related transactions (it being agreed, however, that any sale to or purchase by a Person of part or all of the assets of, or telephony business conducted by, NextLevel Communications L.P. or its successors (or GI's interest therein) shall not constitute a Change in Control); (iii) a merger, consolidation or other reorganization involving GI pursuant to which beneficial ownership of securities representing 20% or more of the voting power of the outstanding voting securities of the merged, consolidated or reorganized entity are held by a Person (including its Affiliates) or by a group, in each case that is not engaged as one of its principal lines of business in manufacturing consumer electronics and that did not have beneficial ownership of securities representing at least 20% of the voting power of the outstanding voting securities of GI immediately prior to such transaction; or (iv) a merger, consolidation or other reorganization involving GI pursuant to which beneficial ownership of securities representing 35% or more of the voting power of the outstanding voting securities of the merged, consolidated or reorganized entity are held by a Person (including its Affiliates) or by a group, in each case that is engaged as one of its principal lines of business in manufacturing consumer electronics and that did not have beneficial ownership of securities representing at least 35% of the voting power of the outstanding voting securities of GI immediately prior to such transaction. For purposes of the foregoing, (i) any determination of fair market value shall be conclusively made by GI and shall be evidenced by a certificate of two of its officers and (ii) "outstanding voting securities" shall mean all voting securities of GI outstanding at the time of determination (assuming conversion of all outstanding convertible securities of GI that are convertible within 60 days following the date of determination and assuming exercise of all outstanding Rights to purchase securities of GI that are exercisable within 60 days following the date of determination, other than employee options and Rights under the Rights Agreement).

     "CLAIM NOTICE" shall have the meaning set forth in SECTION 7.4.

     "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     "CLOSING DATE" shall have the meaning set forth in SECTION 2.7.

     "CLOSING PRICE" of a share of Common Stock on any Trading Day means the last reported sales price, regular way, for such Trading Day as reported on the New York Stock Exchange.

     "COMMISSION" shall mean the Securities Exchange Commission.

     "COMMON STOCK" shall mean the common stock, par value $.01 per share, of GI.

     "COMPETITOR" shall have the meaning set forth in the Warrant Issuance Agreement.

     "CONSIDERATION" shall have the meaning set forth in SECTION 2.6.

     "ENCUMBRANCES" shall mean liens, charges, encumbrances, security interests, options, or any other restrictions or third party rights.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED ASSETS" shall have the meaning set forth in SECTION 2.3.

     "EXCLUDED LIABILITIES" shall have the meaning set forth in SECTION 2.5.

     "FAIR MARKET VALUE" shall mean (i), as to any Registrable Securities which are shares of Common Stock, (x) the number of such shares proposed to be sold times (y) the average daily Closing Prices of the Common Stock for the period of 30 consecutive Trading Days commencing 45 Trading Days prior to the date of the initial request for registration, and (ii), as to any other Registrable Securities, the fair market value of such securities, as determined in good faith by the board of directors of GI.

     "FIXTURES AND EQUIPMENT" shall mean the items listed in SCHEDULE 1.1(B).

     "GAAP" shall mean United States generally accepted accounting principles.

     "GI" shall have the meaning set forth in the first paragraph of this Agreement.

     "GI INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 7.3.

     "GOVERNMENTAL ENTITY" shall mean any government or any agency, bureau, board, commission, court, department, office, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "GROSS REVENUE DEFICIENCY AMOUNT" shall mean with respect to calendar years 1998 through 2006, the amount, if any, by which the actual Gross Revenues for such year are less than the Minimum Gross Revenue Amount for such year.

     "GROSS REVENUES" shall mean an amount equal to the gross revenues derived by GI and its Affiliates from or related to the Access and Control Business as conducted in the United States of America (including its territories and possessions) and Canada; provided, that for purposes of calculating Gross Revenues, GI or its Affiliates will be deemed to have received at least twenty-five cents per month for each analog or digital set-top box or other device that is authorized or deauthorized by or on behalf of GI or its Affiliates in connection with the operation by GI or its Affiliates of an Access and Control Business. If the amount received by GI or its Affiliates with respect to the authorization or deauthorization of a set-top box or other device is greater than twenty-five cents per month, the actual amount received by GI or its Affiliates shall be used in calculating Gross Revenues.

     "HITS" shall mean Headend In The Sky, Inc., a Colorado corporation.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HOLDERS" shall have the meaning set forth in the Warrant Issuance
Agreement.

     "INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 7.3.

     "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 7.4.

     "INTELLECTUAL PROPERTY" shall mean all intellectual property rights of NDTC and its Affiliates, including: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; computer software (including software, data and related documentation); non-public information, trade secrets, know-how (including, without limitation, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications) and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     "LAW" shall mean all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Entity thereof.

     "LICENSE AGREEMENT" shall mean the license to specified Intellectual Property, in the form of EXHIBIT C.

     "LITIGATION" shall have the meaning set forth in SECTION 3.7.

     "LOSSES" shall have the meaning set forth in SECTION 7.2.

     "MANUALS AND WARRANTIES" shall mean originals or copies of all operating manuals and warranties relating to the Fixtures and Equipment.

     "MATERIAL ADVERSE EFFECT" shall mean an effect that would, following Closing, be materially adverse to the business, prospects, assets, liabilities, condition (financial or otherwise) or results of operations of GI's Access and Control Business taken as a whole.

     "MEMORANDUM OF AGREEMENT" shall have the meaning set forth in the fourth paragraph of this Agreement.

     "MINIMUM GROSS REVENUE AMOUNT" with respect to a given calendar year shall be as set forth below:

          Year                          Minimum Gross Revenue Amount
          ----                          ----------------------------

          1998                     $5,429,557 (prorated as specified below)

          1999                                  $8,958,092

          2000                                 $18,633,912

          2001                                 $33,062,223

          2002                                 $44,434,942

          2003 through 2006                    $36,793,902

The Minimum Gross Revenue Amount for calendar year 1998 will be prorated based on the number of calendar days remaining in 1998 as of the Closing Date, calculated on the basis of a 365 day year.

     "NDTC" shall have the meaning set forth in the first paragraph of this Agreement.

     "NDTC INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 7.2.

     "NOTE" shall mean a promissory note in the form attached hereto as EXHIBIT
D.

     "NOTICE" shall have the meaning set forth in SECTION 9.1.

     "NOTICE PERIOD" shall have the meaning set forth in SECTION 7.4.

     "ORDER" shall mean any ruling, decree, rule, judgment, order or injunction of any Governmental Entity.

     "PARTIES" shall mean TCI, NDTC and GI.

     "PERMITTED ENCUMBRANCES" shall have the meaning set forth in SECTION
3.9(B).

     "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the second paragraph of this Agreement.

     "REGISTRABLE SECURITIES" shall mean any Shares. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by GI and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with SECTION 5.12, including, without limitation,
(i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualification of any Shares, (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for GI and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of counsel retained in connection with such registration by Holders of the Shares being registered, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration.

     "RELATED TO" shall mean primarily related to, or used or held for use or intended to be used primarily in connection with.

     "RIGHTS" has the meaning specified in SECTION 4.11.

     "RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of June 12, 1997, as amended, between GI and ChaseMellon Shareholder Services, L.L.C., as rights agent.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERVICES AGREEMENT" shall mean the Master Service Agreement, in the form of EXHIBIT E, pursuant to which NDTC will provide certain services to GI in respect of its Access and Control Business following the Closing.

     "SHARES" shall mean the shares of Common Stock received as the Consideration hereunder and any shares of capital stock of GI that are received after Closing in respect of such shares as a result of a stock split or dividend by, or a reorganization of, GI.

     "STOCKHOLDERS MEETING" shall have the meaning set forth in the Warrant Issuance Agreement.

     "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "TCI, ET. AL." shall mean Tele-Communications, Inc. ("TCI") and any Person in which TCI, directly or indirectly, owns at least twenty percent (20%) of the outstanding equity interests.

     "TRADING DAY" means a day on which the New York Stock Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day).

     "TRANSFERRED ASSETS" shall have the meaning set forth in SECTION 2.1.

     "TRANSFER TAXES" shall have the meaning set forth in SECTION 5.4.

     "TVN"  shall mean TVN Entertainment Corporation.

     "TVN AGREEMENT" shall mean the Service and License Agreement entered into as of June 9, 1997 between NDTC and TVN.

     "WARRANTHOLDER" shall have the meaning set forth in the Warrant Issuance Agreement.

     "WARRANT ISSUANCE AGREEMENT " shall have the meaning set forth in the second paragraph of this Agreement.

     "WARRANT SHARES" shall have the meaning set forth in the Warrant Issuance Agreement.

     SECTION 1.2 OTHER TERMS Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     SECTION 1.3 OTHER DEFINITIONAL PROVISIONS (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) The words "including" or "includes" when used in this Agreement shall be construed without limitation.

                                     ARTICLE II

                                 TRANSFER OF ASSETS

     SECTION 2.1 TRANSFER OF ASSETS On the terms and subject to the conditions set forth herein, at the Closing, TCI agrees to sell, convey, transfer, assign and deliver to GI, and GI agrees to purchase and acquire from TCI, free and clear of Encumbrances other than Permitted Encumbrances, all of TCI's direct or indirect right, title and interest, in and to the Fixtures and Equipment, all Manuals and Warranties, and the Assigned Contracts (collectively, the "TRANSFERRED ASSETS").

     SECTION 2.2    GROSS REVENUE DEFICIENCY AMOUNT; MAXIMUM GROSS REVENUE
AMOUNT

     (a) On the terms and subject to the conditions set forth herein, after the Closing, TCI shall pay to GI, in immediately available funds, the Gross Revenue Deficiency Amount (if any) for each of calendar years 1998 through 2006 as follows. GI shall deliver to TCI within 45 Business Days after the end of each of calendar years 1998 through 2006, a certificate signed by the chief financial officer of GI that sets forth Gross Revenues for the preceding calendar year and GI's calculation of the Gross Revenue Deficiency Amount, if any, for such year, such certificate to be accompanied by supporting documentation for the calculations in such certificate. Within ten Business Days following its receipt of such certificate, TCI will either pay to GI, in immediately available funds, the Gross Revenue Deficiency Amount, if any, reflected in such certificate or notify GI in writing that it disagrees with GI's calculation of the Gross Revenue Deficiency Amount. If TCI notifies GI that it disagrees with GI's calculation, TCI and GI shall negotiate in good faith to reach agreement on the disputed calculation within ten Business Days following TCI's notice to GI, and TCI shall promptly pay to GI, in immediately available funds, any agreed upon Gross Revenue Deficiency Amount upon such agreement. GI agrees to use all reasonable commercial efforts following Closing and through December 31, 2006 to sell Addressable Set-Top Services. TCI's obligation to pay the Gross Revenue Deficiency Amount shall not apply in any particular year if GI discontinues a substantial portion of its Access and Control Business at any time following Closing and such discontinuation directly results in such Gross Revenue Deficiency Amount.

     (b) If TCI transfers more than 60% of the Shares following Closing, TCI will assign its obligations under SECTION 2.2(A) to an Affiliate of TCI that is reasonably acceptable to GI, and such entity shall assume TCI's obligations under SECTION 2.2(A) pursuant to an assumption agreement reasonably satisfactory to GI.

     (c) GI and TCI and its Affiliates intend that Gross Revenues for calendar years 2003 through 2011 derived from the sale of GI's Addressable Set-Top Services to TCI, et. al. will not exceed the following amounts: Year 2003:
$37,982,031; Year 2004:  $39,195,740; Year 2005:  $40,435,475; Year 2006:
$42,052,894; Year 2007:  $43,735,010; Year 2008:  $45,484,411; Year 2009:
$47,303,787; Year 2010:  $49,195,938; Year 2011:  $51,163,776 (such Gross
Revenues derived from TCI, et. al. being referred to herein as "Gross Revenues from TCI"). GI shall deliver to TCI within 45 business days after the end of each of calendar years 2003 through 2011, a certificate signed by the chief financial officer of GI that sets forth Gross Revenues from TCI for the preceding calendar year, such certificate to be accompanied by supporting documentation for the calculations in such certificate. If Gross Revenues from TCI exceeds the amount specified above for a given year, the amount of the excess shall be paid to NDTC pursuant to the Services Agreement with respect to any year (or portion thereof) for which the Services Agreement is in effect and shall be paid to TCI with respect to any year (or portion thereof) for which the Services Agreement is not in effect. Any payment due to TCI hereunder shall be paid by GI within 45 business days following the end of each applicable calendar year.

     (d) GI agrees that it will keep and maintain in accordance with generally accepted accounting principles, accurate books and records with respect to Gross Revenues and Gross Revenues from TCI and will require any other Person whose revenues are included in Gross Revenues or Gross Revenues from TCI to maintain such books and records. GI shall make such books and records available to TCI or its designees upon reasonable notice for inspection and audit during normal business hours at GI's offices, any such audit to be performed at TCI's expense unless the audit reveals an under calculation by GI of Gross Revenues or Gross Revenues from TCI by 5% or more in which case GI shall reimburse TCI for its costs and expenses in conducting such audit.

     SECTION 2.3 EXCLUDED ASSETS Notwithstanding anything herein to the contrary, from and after the Closing, TCI and its Affiliates shall retain all of their direct and indirect right, title and interest in and to, and there shall be excluded from the conveyance, assignment, transfer or delivery to GI hereunder, all assets of TCI or its Affiliates not specifically included in the Transferred Assets, including, without limitation, the Intellectual Property (collectively, the "EXCLUDED ASSETS").

     SECTION 2.4    ASSUMPTION OF LIABILITIES.

     (a) On the terms and subject to the conditions set forth herein, at the Closing, GI agrees to assume and discharge or perform when due, all liabilities, obligations and commitments of TCI or its Affiliates under the Assigned Contracts assigned or otherwise transferred to GI, arising on or after the Closing Date (the "ASSUMED LIABILITIES").

     (b) From and after the Closing, GI also agrees that it will provide Set-Top Authorization Services (as defined in the TVN Agreement) to TVN in accordance with the terms of the TVN Agreement for so long as TVN has not exercised its rights thereunder to use the technology licensed to it to provide Set-Top Authorization Services itself. From and after the Closing, NDTC shall direct TVN to make the payments provided for in Section 5 of such agreement to GI for so long as GI is providing the Set-Top Authorization Services to TVN.

     SECTION 2.5 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, GI shall not and does not assume, agree to pay, perform or discharge, or otherwise have any liability or responsibility for any liability or obligation of TCI or its Affiliates not included in the Assumed Liabilities, regardless of whether such liability or obligation is fixed or contingent, asserted or unasserted, and whether arising prior to, on or after the Closing Date (collectively, the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include:

     (a)  All liabilities arising out of or relating to the Excluded Assets;

     (b) All liabilities for Taxes imposed with respect to the taxable periods, or portions thereof, ending on or before the Closing Date;

     (c)  All indebtedness for money borrowed;

     (d) All liabilities or obligations arising from any Litigation, investigation or other proceeding pending or threatened in respect of TCI or its business or any of its Affiliates, directors or officers;

     (e) All liabilities or obligations of TCI or any TCI Benefit Plan with respect to any of TCI's current or former employees, directors, consultants or advisors whether arising prior to, on or after the Closing Date, including, but not limited to, (A) liabilities and obligations under any TCI Benefit Plan, (B) liabilities and obligations in respect of any payroll Taxes, (C) liabilities and obligations arising from any employee or employment related Litigation, (D) liabilities and obligations in respect of any collective bargaining agreement to which TCI is or was a party and (E) liabilities and obligations in respect of any severance, bonus or vacation pay agreements or arrangements; and

     (f) All liabilities relating to the Transferred Assets that arose prior to Closing.

     SECTION 2.6 CONSIDERATION. On the terms and subject to the conditions set forth herein, GI agrees to transfer and deliver, free and clear of all Encumbrances, 21,356,000 shares of newly issued Common Stock (as the same may be adjusted pursuant to the terms of this Agreement, the "CONSIDERATION").

     SECTION 2.7 CLOSING The Closing shall take place at a mutually agreeable location at 10:00 A.M., on the second Business Day following the date on which any applicable waiting periods under the HSR Act shall have expired and all other conditions to the obligations of the Parties have been fulfilled or waived by the Party entitled to the benefit of such conditions, or at such other time as the Parties hereto may mutually agree. The date on which the Closing occurs is called the "CLOSING DATE".

     SECTION 2.8 DELIVERIES BY GI. At the Closing, GI shall deliver to TCI the following:

     (a) newly issued certificate(s) representing the Consideration, free and clear of all Encumbrances;

     (b) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to TCI, as may be necessary to effect GI's assumption of the Assumed Liabilities;

     (c) a correct and complete copy of GI's Amended and Restated Certificate of Incorporation;

     (d) an opinion of in-house counsel to GI with respect to the issuance of the Consideration, dated the Closing Date, in form and substance reasonably satisfactory to TCI;

     (e) such other instruments and documents, in form and substance reasonably acceptable to TCI, as may be necessary to effect the Closing;

     (f)  a duly executed original of each of the Ancillary Agreements; and

     (g)  a duly executed original of the License Agreement.

     SECTION 2.9 DELIVERIES BY TCI. At the Closing, TCI shall deliver to GI the following:

     (a) bills of sale and any other customary instruments of sale and conveyance, in form and substance reasonably acceptable to GI, transferring to GI all Transferred Assets;

     (b) assignments, in form and substance reasonably acceptable to GI, assigning to GI all Assigned Contracts included in the Transferred Assets;

     (c)  the duly executed Note;

     (d) such other instruments and documents, in form and substance reasonably acceptable to GI, as may be necessary to effect the Closing;

     (e)  a duly executed original of each of the Ancillary Agreements; and

     (f)  an original of the License Agreement, duly executed by NDTC.

     SECTION 2.10 ALLOCATION OF PURCHASE PRICE; DISCOUNT. GI and TCI agree that the Consideration will be allocated to the Transferred Assets and the License Agreement for all purposes (including Tax and financial accounting) pursuant to an allocation schedule to be agreed upon by GI and TCI within 15 Business Days following Closing (the "Allocation Schedule"). GI and TCI will file all Tax returns and information reports in a manner consistent with the Allocation Schedule. In addition, GI and TCI agree that, solely for purposes of Tax reporting, the Closing Date stock market price of the Common Stock will be discounted by 35% and all Tax returns and information reports filed by them will be consistent with and reflect such discount. Promptly following Closing, TCI will deliver a valuation report to GI that supports such discount.

                                    ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF TCI

     Each of TCI and NDTC severally represents and warrants to GI with respect to itself and its own assets and operations as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION. Each of TCI and NDTC is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and TCI has all requisite corporate power and authority to own and operate the Transferred Assets and to carry on its business as currently conducted. Each of TCI and NDTC is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Transferred Assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, individually or in the aggregate, would not have a Material Adverse Effect. Each of TCI and NDTC is, directly or indirectly, a wholly-owned subsidiary of Tele-Communications, Inc.

     SECTION 3.2 CORPORATE AUTHORIZATION. Each of TCI and NDTC has full corporate power and authority to execute and deliver this Agreement, the Note and each of the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by TCI and NDTC of this Agreement, the Note and each of the Ancillary Agreements to which it is a party have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by either of them of this Agreement, the Note or the Ancillary Agreements to which it is a party.

     SECTION 3.3 CONSENTS AND APPROVALS. Except for applicable requirements of the HSR Act, if any, and except with respect to consents required under any Assigned Contract, no consent, approval, waiver, expiration of waiting period or authorization is required to be obtained by TCI, NDTC or any of their Affiliates, and no notice or filing is required to be given by TCI, NDTC or any of their Affiliates to, or made by TCI, NDTC or any of their Affiliates with, any Governmental Entity or other Person in connection with the execution, delivery and performance by them of this Agreement, the Note and the Ancillary Agreements to which they are party, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice of filing, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by TCI and NDTC of this Agreement, the Note and each of the Ancillary Agreements to which it is party, and the consummation of the transactions contemplated hereby and thereby, does not and will not (whether after the filing of notice or the lapse of time or both) (i) violate any provision of the charter, by-laws or other organizational documents of TCI or NDTC, (ii) subject to obtaining the consents referred to in SECTION 3.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of any right or obligation of TCI or NDTC under, or to a loss of any benefit to which TCI or NDTC is entitled under, any Assigned Contract or result in the creation of any Encumbrance upon any of the Transferred Assets, or
(iii) assuming the consents, approvals, waivers, authorizations, notices and filings in SECTION 3.3 and SECTION 4.4 are obtained or made or given, as the case may be, violate or result in a breach of or constitute a default under any Law or Order to which TCI or NDTC is subject, including any Governmental Authorization, other than in the cases of clauses (ii) and (iii), any violation, breach, default or Encumbrance that, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 3.5 BINDING EFFECT. This Agreement constitutes, and the Note and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, a valid and legally binding obligation of TCI and NDTC enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 3.6 FINANCIAL INFORMATION. Exhibit A to the Memorandum of Agreement was prepared in good faith on a reasonable basis; and TCI believes that the underlying assumptions provide a reasonable basis for the forecasts contained therein. Notwithstanding the foregoing, TCI does not represent that GI's Access and Control Business will achieve the results set forth on Exhibit A to the Memorandum of Agreement and GI acknowledges that actual results may materially differ from such results.

     SECTION 3.7 LITIGATION AND CLAIMS. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation (collectively, "LITIGATION") pending or, to the knowledge of TCI, threatened, involving its provision of Addressable Set-Top Services or any of the Transferred Assets.

     SECTION 3.8 ASSIGNED CONTRACTS. Immediately prior to the Closing Date, TCI will deliver to GI a complete list of the Assigned Contracts, together with true and complete copies thereof. Each Assigned Contract is a valid and binding agreement of TCI or its Affiliates and is in full force and effect.

     SECTION 3.9 TITLE TO PROPERTY. (a) Except to the extent that certain items are to be provided by NDTC pursuant to the Services Agreement and except with respect to the Third Party Licenses (as defined in the License Agreement), the Transferred Assets and the License Agreement constitute all the assets, properties and rights that are necessary for GI to provide Addressable Set-Top Services following Closing in all material respects as currently provided by TCI. The properties, machinery and equipment included in the Transferred Assets are in good operating condition, taking into account the age of such properties, machinery and equipment and ordinary wear and tear.

     (b) TCI has title to the personal property included in the Transferred Assets free and clear of all Encumbrances, except (i) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and
(ii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business (all items included in (i) and (ii) are referred to collectively herein as the "PERMITTED ENCUMBRANCES").

     SECTION 3.10 FINDER'S FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of TCI or any of its Affiliates who might be entitled to any fee or commission from TCI or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 3.11 INVESTMENT INTENT. TCI acknowledges that the shares of capital stock issuable as the Consideration hereunder have not been registered under the Securities Act, or under any state or foreign securities laws. TCI is purchasing such shares solely for investment with no present intention to distribute any of such shares to any person, and TCI will not sell or otherwise dispose of any of such shares, except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, and any other applicable securities laws. TCI is acquiring such shares solely for its own account and not with a view to a sale or distribution thereof in violation of any securities laws. TCI acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of such shares, provided that the foregoing shall not limit or otherwise affect the rights or remedies of TCI hereunder with respect to the breach of any representations, warranties, covenants or agreements of GI contained herein.

                                     ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF GI

     GI represents and warrants to TCI and NDTC as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION. GI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as currently conducted. GI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, individually or in the aggregate, would not have a material adverse effect on its business, financial condition or results of operations.

     SECTION 4.2 CORPORATE AUTHORIZATION. GI has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by GI of this Agreement and each of the Ancillary Agreements have been duly and validly authorized and no additional corporate authorization or consent is required in connection with the execution, delivery and performance by GI of this Agreement and each of the Ancillary Agreements.

     SECTION 4.3 CAPITALIZATION. (a) The authorized capital stock of GI consists of 400,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $.01 per share, issuable in series ("PREFERRED STOCK"), of which no series have been issued. The rights, privileges and preferences of the Common Stock and Preferred Stock are as stated in GI's Amended and Restated Certificate of Incorporation. As of May 31, 1998, there are issued and outstanding 151,410,786 shares of Common Stock, no shares of Preferred Stock and no other shares of capital stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal securities laws. As of the date of this Agreement, there are no outstanding options, warrants or other rights to purchase or otherwise acquire equity securities of GI, securities convertible into or exchangeable for equity securities of GI, options, warrants or other rights to purchase or otherwise acquire any such equity securities or convertible or exchangeable securities, or agreements to issue or grant any of the foregoing, other than pursuant to employee benefit plans of GI, the Rights Agreement, a proposed agreement with Sony Corporation of America or its affiliate pursuant to which the Company may issue up to 7,500,000 shares of Common Stock, and warrant agreements between GI and certain cable television multiple system operators (including the Warrant Issuance Agreement ) pursuant to which up to 28,715,960 shares of Common Stock may be issued.

     (b)  All shares of capital stock issuable as the Consideration hereunder
(i) are duly authorized in GI's Amended and Restated Certificate of Incorporation, (ii) have been duly authorized to be issued by GI's Board of Directors and (iii) will, upon transfer and delivery of the consideration therefor, be duly and validly issued, fully paid and nonassessable and free of Encumbrances. GI has delivered to TCI a true and complete copy of its Amended and Restated Certificate of Incorporation, as in effect on the date hereof.

     SECTION 4.4 CONSENTS AND APPROVALS. Except for approval by the board of directors of GI and applicable requirements of the HSR Act, the Securities Act, the Exchange Act , the New York Stock Exchange and state securities laws, if any, no consent, approval, waiver, expiration of waiting period or authorization is required to be obtained by GI from, and no notice or filing is required to be given by GI or any of its Affiliates to, or made by GI or any of its Affiliates with, any Governmental Entity or other Person in connection with the execution, delivery and performance by GI of this Agreement and each of the Ancillary Agreements, other than in all cases those the failure of which to obtain, give or make would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of GI or materially impair or delay the ability of GI to effect the Closing.

     SECTION 4.5 NON-CONTRAVENTION. The execution, delivery and performance by GI of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (whether after the filing of notice or the lapse of time or both) (i) violate any provision of GI's Amended and Restated Certificate of Incorporation or By-laws or (ii) assuming the consents, approvals, waivers, authorizations, notices and filings in SECTION 3.3 and SECTION 4.4 are obtained or made or given, as the case may be, violate or result in a breach of or constitute a default under any Law or Order to which GI is subject, other than a violation, breach, default or Encumbrance that, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of GI.

     SECTION 4.6 SEC REPORTS; FINANCIAL STATEMENTS. (a) Since July 25, 1997, GI has filed all forms, reports, statements and other documents (such filings by GI are collectively referred to as the "SEC REPORTS"), required to be filed by it with the Commission, except where the failure to file any such forms, reports, statements and other documents would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of GI. The SEC Reports, including all SEC Reports filed after the date of this Agreement and prior to the Closing Date, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports, including all SEC Reports filed after the date of this Agreement and prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and GAAP applicable at the time of filing thereof, applied on a consistent basis throughout the periods involved (except
(A) to the extent required by changes in GAAP and (B) as may be indicated in the notes thereto) and (ii) fairly present, or will fairly present, in all material respects the consolidated financial position of GI and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments, and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of GI and its Subsidiaries, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     (c) GI has delivered to TCI in the form filed with the SEC, complete copies of all SEC Reports filed prior to the date of this Agreement.

     SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as set forth in the SEC Reports or in GI's press releases delivered to TCI or in connection with transactions contemplated by this Agreement, no event has occurred which has had or would have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of GI, other than events that generally affect GI's industry.

     SECTION 4.8 BINDING EFFECT. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, a valid and legally binding obligation of GI enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 4.9 FINDERS' FEES. Except for the GI's retention of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lazard Freres & Co., LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of GI or any of its Affiliates who might be entitled to any fee or commission from GI or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 4.10 RIGHTS AGREEMENT. Neither the consummation of the transactions contemplated by this Agreement nor the consummation of the transactions contemplated by the Warrant Issuance Agreement or the Purchase Agreement triggers a characterization of TCI as an "Acquiring Person" within the meaning of the Rights Agreement.

     SECTION 4.11 EQUITY PERCENTAGE. As of the date hereof, the Consideration represents at least 10% of the fully diluted equity securities of GI on an as-issued basis, assuming exercise, conversion or exchange of all outstanding options, warrants or other rights to purchase or otherwise acquire equity securities of GI, securities convertible into or exchangeable for equity securities of GI, options, warrants or other rights to purchase or otherwise acquire any convertible or exchangeable securities of GI ("RIGHTS") (other than Rights issuable under the Rights Agreement) and all Rights issuable in connection with the Transaction (as defined in the Warrant Issuance Agreement).

                                     ARTICLE V

                                     COVENANTS

     SECTION 5.1 ACCESS. Prior to the Closing, TCI shall permit GI and its representatives to have full access, during regular business hours and upon reasonable advance notice, to the Transferred Assets and its personnel involved in TCI's provision of Addressable Set-Top Services, subject to reasonable rules and regulations of TCI, and shall furnish, or cause to be furnished, to GI, any financial and operating data and other information (including Tax records) that is available with respect to the Transferred Assets as GI shall from time to time reasonably request; provided, that the foregoing will not require TCI to permit any inspection, or to disclose any information, that in the reasonable judgment of TCI would result in the disclosure of any trade secrets or confidential information of third parties or violate any of its obligations to third parties with respect to confidentiality; provided, however, that upon request by GI, TCI shall use its commercially reasonable efforts to obtain consents from third parties to permit such inspections.

     SECTION 5.2 CONTINUED PROVISION OF ADDRESSABLE SET-TOP SERVICES. Except as may otherwise be contemplated by this Agreement or as GI may consent to in writing, from the date hereof and until the Closing, TCI shall (i) provide Addressable Set-Top Services only in the ordinary course consistent with past practice; (ii) use its reasonable best efforts to preserve intact the Transferred Assets; (iii) maintain the Transferred Assets in good operating condition and repair to enable it to provide Addressable Set-Top Services in the manner in which they are currently provided; and (iv) continue its existing insurance policies (or comparable insurance) in full force and effect with responsible companies.

     SECTION 5.3 REASONABLE EFFORTS; GOOD FAITH. The Parties shall cooperate and use their respective reasonable efforts to fulfill the conditions precedent to the other Party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated hereby and shall otherwise use their reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

     SECTION 5.4 TRANSFER TAXES. All excise, sales, use, transfer (including real property transfer), stamp, documentary, filing, recordation and other similar taxes that may be imposed or assessed as the result of the transactions effected pursuant to this Agreement, (the "TRANSFER TAXES"), shall be borne equally by TCI and GI.

     SECTION 5.5 FURTHER ASSURANCES. At any time after the Closing Date, TCI and GI shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by TCI and GI, as the case may be, and necessary for TCI and GI, as the case may be, to satisfy its respective obligations hereunder or obtain the benefits contemplated hereby.

     SECTION 5.6 GI'S ACCESS. For a period of five years from the Closing Date, TCI shall provide GI with reasonable access to its personnel and independent accountants and advisors, and to such of its and their data and work papers that relate to, and is not otherwise available to GI with respect to, TCI's provision of Addressable Set-Top Services, that is reasonably required to enable GI to comply with applicable U.S. securities laws or to comply with any court order applicable to GI; PROVIDED, HOWEVER, that GI shall reimburse TCI for its reasonable out-of-pocket expenses incurred in connection with performing its obligations under this SECTION 5.6 and provided further that if GI is required to provide audited financial statements with respect to TCI's provision of Addressable Set-Top Services prior to Closing, such financial statements shall be audited by an auditor selected by TCI and reasonably acceptable to GI.

     SECTION 5.7 BULK TRANSFER LAWS. GI hereby waives compliance by TCI with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the transfer of the Transferred Assets to GI.

     SECTION 5.8 NOTICE OF DEVELOPMENTS. From the date hereof and until the Closing, each Party shall give prompt written Notice to the other Party of any breach or potential breach of any of the representations and warranties made by such Party in this Agreement of which it has knowledge or of any facts that may have a Material Adverse Effect. No disclosure pursuant to this SECTION 5.8, however, shall be deemed to amend the various Schedules to this Agreement or to prevent or cure any misrepresentation or any breach of any warranty, covenant or agreement made by either Party herein.

     SECTION 5.9 STOCKHOLDERS MEETING. TCI agrees to vote, at the Stockholders Meeting, if any, all shares of Common Stock then owned by it in the manner required of the Warrantholder under Section 10(d) of the Warrant Issuance Agreement.

     SECTION 5.10 TRANSFERS TO COMPETITORS. TCI shall not knowingly sell, transfer, pledge, hypothecate, assign or otherwise dispose of any Shares to a Competitor at any time prior to the earlier of December 31, 2002 or the date on which there is a Change in Control of GI without first complying with procedures identical to the provisions of Sections 7 and 8(d) of the Warrant Issuance Agreement applicable to transfers by the Warrantholder of Warrant Shares. Notwithstanding the foregoing, if a Competitor makes a "tender offer" (within the meaning of the Exchange Act) for any Shares, TCI shall be permitted to tender its Shares or a portion thereof in connection with such tender offer.

     SECTION 5.11 RIGHTS IN THE EVENT OF A PUBLIC OFFERING. In the event that at any time prior to December 31, 2005, TCI desires to sell any of the Shares in a registered public offering for cash, TCI shall first offer such Shares for sale to GI in accordance with procedures identical to the provisions of Section 8 of the Warrant Issuance Agreement applicable to any such sale by the

Warrantholder of Warrant Shares; PROVIDED, that references in such Section 8 to
Section 19 will be deemed to refer to SECTION 5.12 of this Agreement.

     SECTION 5.12   REGISTRATION RIGHTS.

     (a)  DEMAND REGISTRATION RIGHTS.

          (i) At any time and from time to time after the date hereof, TCI and any transferee of Registrable Securities who has agreed to succeed to the rights and obligations of the transferor of such securities under this
     SECTION 5.12 by executing an instrument in form and substance reasonably acceptable to GI (the "TRANSFEREES"; and together with TCI, the "HOLDERS") shall have the right to request GI to effect the registration under the Securities Act of all or part of their Registrable Securities. Holders shall exercise such right by giving of a notice stating (A) the number of Registrable Securities to be included in such registration statement and
     (B) Holder's intended method of distribution (which may include an underwritten offering). Upon receipt by GI of any such request, GI shall promptly give notice of such proposed registration to all Holders who hold Registrable Securities and thereupon shall, as expeditiously as possible, use reasonable efforts to effect the registration under the Securities Act of:

               (A) all Registrable Securities that GI has been requested to register pursuant to clause (i) of this SECTION 5.12(A); and

               (B) all other Registrable Securities that Holders have, within 20 days after GI has given such notice, requested GI to register;

all to the extent requisite to permit the sale or other disposition by the Holders of the Registrable Securities so to be registered.

          (ii) If the managing underwriter, selected pursuant to SECTION 5.12(I)(A) of the public offering to be effected pursuant to a registration statement filed pursuant to clause (i) of this SECTION 5.12(A) of any Registrable Securities shall advise GI in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of GI that are not Registrable Securities) exceeds the number that can be sold in such offering without having an adverse effect on such offering, GI will include in such registration to the extent of the number that GI is so advised can be sold in such offering:

               (A) FIRST, Registrable Securities requested to be included in such registration by Holders pro rata based on the number of shares to be included; and

               (B) SECOND, other securities of GI proposed to be included pursuant to SECTION 5.12(A)(VIII) in such registration, in accordance with the priorities, if any, then existing among GI and the holders of such other securities.

          (iii) The Holders requesting inclusion in a registration statement under this SECTION 5.12(A) may withdraw from any requested registration pursuant to this SECTION 5.12(A) by giving written notice to GI prior to the date an underwriting agreement is executed or such registration statement becomes effective; PROVIDED, HOWEVER, that for a period of three months after such withdrawal, such Holders may not request any registration pursuant to this SECTION 5.12(A), unless (A) such Holders pay GI for its out-of-pocket expenses relating to such registration, (B) the registration statement had not been filed within 90 days of the initial request for registration pursuant to SECTION 5.12(A)(I) or had not become effective within 120 days of such request or (C) GI otherwise failed to comply with its obligations under this SECTION 5.12 with respect to such registration.

          (iv) GI shall not be required to effect more than a total of three effective registrations under this SECTION 5.12(A) . Notwithstanding the foregoing, if the Holders withdraw from an offering after the registration statement for the shares to be offered thereby has become effective due to the occurrence of any of the events set forth in SECTIONS 5.12(C)(VI),
     (VII) OR (VIII), then such registration shall not be counted as an effective registration for purposes of this SECTION 5.12(A)(IV).

          (v) GI shall not be required to effect a registration pursuant to this SECTION 5.12(A) unless the offering includes Registrable Securities having a Fair Market Value of at least $10 million in the aggregate.

          (vi) GI shall not be required to effect any registration within six
     (6) months of the effective date of any other registration under this
     SECTION 5.12(A).

          (vii) If the managing underwriter in an underwritten offering has not limited the number of Registrable Securities to be underwritten, then GI may include securities for its own account or for the account of others in such registration statement and underwriting if the managing underwriter so agrees and if the number of Registrable Securities held by Holders which would otherwise have been included in such registration statement and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of Registrable Securities held by the Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of GI and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities of the Holders.

     (b) "PIGGYBACK" REGISTRATIONS. If GI at any time proposes to register any of its securities under the Securities Act (other than pursuant to Section 5.12(A)) on a registration statement on Form S-1, S-2 or S-3 ) or on any other form upon which may be registered securities similar to the

Registrable Securities for sale to the general public except Form S-4 and Form S-8, GI will at each such time give prompt notice to the Holders of its intention to do so setting forth the date on which GI proposes to file such registration statement, which date shall be no earlier than 30 days from the date of such notice, and advising the Holders of their night to have Registrable Securities included therein. Upon the written request of the Holders given to GI not less than 5 days prior to the proposed filing date of such registration statement set forth in such notice, GI will use reasonable best efforts to cause each of the Registrable Securities that GI has been requested to register by the Holders to be registered under the Securities Act. If the securities to be so registered for sale include securities to be sold for the account of GI and to be distributed by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then the Registrable Securities shall also be included in such underwriting, PROVIDED that if, in the reasonable written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of GI's securities that can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, GI will include in such registration to the extent of the number which GI is so advised can be sold in such offering securities determined as follows:

          (i) if such registration as initially proposed by GI was solely a primary registration of its securities:

               (A) FIRST, the securities proposed by GI to be sold for its own account,

               (B) SECOND, any Registrable Securities requested to be included in such registration pro rata among the Holders of such Registrable Securities and the holders of such other shares of Common Stock on the basis of the number of Registrable Securities and other shares of Common Stock requested to be included by each such holder, and

               (C) THIRD, any other securities of GI proposed to be included in such registration statement in accordance with the provisions, if any, then existing among the holders of such securities, and

          (ii) if such registration as initially proposed by GI was in whole or in part requested by holders of securities of GI, other than Holders of Registrable Securities, pursuant to demand registration nights,

               (A) FIRST, such securities held by the holders initiating such registration, pro rata among the holders thereof, on the basis agreed upon by such holders and GI,

               (B) SECOND, Registrable Securities requested to be included in such registration pro rata among the Holders of such Registrable Securities and the holders of such other shares of Common Stock on the basis of the number of Registrable

          Securities and other shares of Common Stock requested to be included by each such holder, and

               (C) THIRD, any securities of GI proposed to be included in such registration statement in accordance with the priorities, if any, then existing among the holders of such securities.

     To the extent that the managing underwriter in an underwritten offering pursuant to this SECTION 5.12(B) determines that the public sale or other distribution of any Registrable Securities, shares of Common Stock or other securities of GI other than those included in such underwritten offering should be delayed following the effective date of such registration statement, the Holders agree to enter, together with and on the same terms as GI and any other holders of securities included in such registration statement, into an agreement not to sell any other Registrable Securities, shares of Common Stock or other securities of GI during such period following the effective date of such registration statement as the managing underwriter reasonably determines is necessary in connection with such underwritten offering, which period shall in no event exceed 180 days following the effective date of such registration statement.

     The Holders requesting inclusion in a registration statement under this
SECTION 5.12(B) may withdraw from any requested registration pursuant to this
SECTION 5.12(B) by giving written notice to GI prior to the date an underwriting agreement is executed or such registration statement becomes effective.

     (c) GI'S OBLIGATIONS IN REGISTRATION. If and whenever GI is obligated by the provisions of this SECTION 5.12 to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, GI will:

          (i) prepare and file with the Commission, as expeditiously as possible within 90 days after the initial request from holders to register such Registrable Securities, a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective within 180 days after such initial request and to remain effective; PROVIDED, HOWEVER, that GI shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than the earlier of (x) such time as all Registrable Securities have been sold and
     (y) 5:00 P.M., New York City time, on the last business day of the sixth month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Registrable Securities so registered;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the

     Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the Holders for whom such Registrable Securities are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in the immediately preceding clause (i);

          (iii) furnish each Holder for whom such Registrable Securities are registered or are to be registered such numbers of copies of each registration statement and printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents and information as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (iv) use reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities except that GI shall not for any purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction unless GI is already subject to general service of process in such jurisdiction;

          (v) furnish to the Holders for whom such Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such Holders a signed copy of an opinion of counsel for GI reasonably acceptable to such holders as to such matters as such holders may reasonably request and substantially to the effect that, a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission; said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act and, based upon such investigation and inquiry as said counsel deems necessary or appropriate, nothing has come to said counsel's attention that would cause it to believe that either said registration statement or said prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of said prospectus, in the light of the circumstances under which they were made) not misleading; said counsel knows of no legal or governmental proceedings required to be described in said prospectus that are not described as required, or of my contract or documents of a character required to be described in said registration statement or said prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein that is not described and filed as required; no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and the applicable provisions of the securities or blue sky laws of each state in which GI shall be required, pursuant to clause (iv) of this SECTION 5.12(C), to register or qualify such Registrable Securities, have been compiled with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that said counsel may rely, as to all factual matters and financial data treated therein, on certificates of GI (copies of which shall be delivered to such Holders), and as to all questions of the laws of each state in which GI shall be so required to register or qualify such Registrable Securities, on the opinion of counsel from such state reasonably acceptable to such Holders, copies of which shall be delivered to such Holders;

          (vi) immediately notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (vii) advise each Holder of Registrable Securities covered by such registration statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose; and use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the seller of Registrable Securities covered by such Registration Statement, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (a) commencing at the end of any fiscal quarter in which Securities are sold to underwriters in an underwritten offering, or (b) if not sold to underwriters in such an offering, beginning with the first day of the month of GI's first fiscal quarter commencing after the effective date of a registration statement;

          (viii) permit any holder holding Registrable Securities covered by such registration statement or prospectus to withdraw their Registrable Securities from such registration statement or prospectus if such Holder has informed GI that it reasonably believes that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof;

          (ix) enter into such customary agreements (including an underwriting agreement in customary form, if applicable) and take all such other actions as holders of a majority of the Registrable Securities being sold or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary opinions and indemnification and lock-up agreements;

          (x) if requested by the managing underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities including, without limitation, information with respect to the securities being sold to such underwriters, the purchase piece being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (xi) list such Registrable Securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (xii) obtain a CUSIP number for all Registrable Securities (unless already obtained) not later than the effective date of such registration statement.

          The period of time that GI is obligated to keep any registration statement effective, or to prepare and file any amendments or supplements thereto, pursuant to Section 5.12(C)(I) shall be extended by the number of days that any such Holder is unable to sell Registrable Securities due to the matters discussed in SECTIONS 5.12(C)(VI) AND (VII) above.

     (d) PAYMENT OF REGISTRATION EXPENSES. GI shall pay all Registration Expenses in connection with each registration pursuant to this SECTION 5.12.

     (e) INFORMATION FROM HOLDERS. Notices and requests delivered by TCI to GI pursuant to this SECTION 5.12 shall contain the information required by SECTION 5.12(A)(I).

     (f)  INDEMNIFICATION.

          (i) INDEMNIFICATION BY GI. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this SECTION 5.12, GI hereby agrees to indemnify and hold harmless the Holders, their respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities
     Act) the Holders and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period GI is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by GI of the Securities Act or state securities or blue sky laws and relating to action or inaction required of GI in connection with the registration or qualification of securities under such laws and will reimburse such Holders, such agents, directors and officers and each such controlling person or participating person (including underwriters) for any legal or any other expenses reasonably incurred by such Holders, such agents, directors and officers or such controlling person or participating person (including underwriters) in connection with investigating or defending any such loss, claim, damage, liability or proceeding, PROVIDED, that GI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to GI by an instrument duly executed by such Holder or such controlling or participating person (including underwriters), as the case may be, specifically for use in the preparation of such registration statement; and PROVIDED, FURTHER, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, GI will not be liable to any holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the final prospectus was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the final prospectus and such current copy of the final prospectus was provided to such Holders and would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          (ii) INDEMNIFICATION BY THE HOLDERS. The Holders, each individually and not jointly, agree to indemnify and hold harmless GI, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) GI and each other person (including underwriters) who participates in the offering of such Registrable Securities, against all losses, claims, damages and liabilities to which GI, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, on the effective date thereof, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period GI is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if and to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to GI by an instrument duly executed by the Holders or such underwriter, as the case may be, and specifically stated to be for use in the preparation of such registration statement.

          (iii) NOTICES OF CLAIMS, ETC. Each party entitled to be indemnified pursuant to SECTION 5.12(F)(I) OR (II) above, promptly but not later than 30 days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from any indemnifying party pursuant to this SECTION 5.12(F), shall notify such indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and such indemnified party may participate in such defense, which participation by the indemnified party shall be at its expense unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assure the defense of such action, in each of which cases the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party. The failure of any such indemnified party to give notice as provided herein shall not relieve such indemnifying party of its obligations under this SECTION 5.12(F) unless such failure to give notice shall materially adversely affect such indemnifying party in the defense of any such claim or any such litigation. With respect to any claim or litigation the defense of which is being conducted by such indemnifying party, no indemnified party shall, except with the consent of such indemnifying party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (iv) CONTRIBUTION. To the extent that the undertaking to indemnity, pay and hold harmless set forth in paragraphs (i) and (ii) of this SECTION 5.12(F) may be unenforceable because it is violative of any law or public policy, each party that would have been required to provide the indemnity shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by each party entitled to indemnification under this SECTION 5.12(F); provided that in no event shall a Holder of Registrable Securities be required to contribute an amount greater than the dollar amount of net proceeds received by such holder upon the sale of such Registrable Securities.

     (g) EXCHANGE OF CERTIFICATES. As soon as possible after the effectiveness of any registration statement under the Securities Act pursuant to this SECTION 5.12, GI will deliver to the Holders of any Shares so registered, upon demand of the Holders and their delivery to GI of a certificate or certificates representing such Shares bearing the legend set forth in SECTION 5.13, a new certificate or certificates representing such Shares but not bearing such legend.

     (h)  OBLIGATIONS OF THE HOLDERS.  The Holders agree:

          (i) that upon receipt of any notice from GI of the happening of any event of the kind described in SECTION 5.12(C)(VI), the Holders will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 5.12(C)(VI) and, if so directed by GI, will use it reasonable best efforts to deliver to GI (at GI's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

          (ii) that they will immediately notify GI at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to GI in writing specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     (i) UNDERWRITTEN REGISTRATION. (A) If any of the Registrable Securities covered by a registration pursuant to SECTION 5.12(A) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in Fair Market Value of such Registrable Securities included in such offering. No Person may participate in any such underwritten registration hereunder unless such Person (a) agrees to sell its Registrable Securities, GI Common Stock or other securities of GI on the basis provided in an underwriting agreement provided by the Holders of a majority in Fair Market Value of the Registrable Securities to be sold in such underwritten offering and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (B) If any of the Registrable Securities covered by a registration pursuant to SECTION 5.12(B) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in Fair Market Value of securities being registered. No Holder may participate in any such underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in an underwriting agreement approved by GI or the holders of a majority in Fair Market Value of the securities being registered and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (j) EXCHANGE ACT COMPLIANCE. The Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. GI shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

     SECTION 5.13 ANTI-DILUTION PROTECTION. The Parties agree that if, after the date of this Agreement and prior to the Closing Date, GI shall take any of the actions described in Section 17(b), (c), (d) or (i) of the Warrant Issuance Agreement, the number of shares of Common Stock issuable as the Consideration hereunder shall be appropriately adjusted to achieve the same result as the adjustments set forth in such Sections of the Warrant Issuance Agreement.

     SECTION 5.14 RESTRICTIONS ON TRANSFERABILITY OF SHARES. Notwithstanding any provisions contained in this Agreement to the contrary, the Shares shall not be transferable except upon the conditions specified in this SECTION 5.14 and SECTIONS 5.9 and 5.10, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of the Shares. TCI agrees that it will not (i) transfer any Shares prior to delivery to GI of the opinion of counsel (which opinion shall be reasonably satisfactory to GI) referred to in, and to the effect described in, clause (i) of SECTION 5.14(B), or until registration of such Shares under the Securities Act has become effective, or (ii) transfer any Shares without compliance with SECTIONS 5.9 and 5.10. TCI agrees that such opinion of counsel must be reasonably satisfactory to GI. For a period of three years beginning on the Closing Date, TCI agrees that it will not transfer the Shares or any shares of capital stock of GI received upon conversion, or in respect of, the Shares other than (i) to an Affiliate of TCI which agrees to be bound by the same restrictions as TCI or (ii) pursuant to an Order. Notwithstanding the foregoing, (x) the three year transfer restriction set forth in this SECTION
5.14 shall terminate upon a Change in Control of GI and (y) if there is a "tender offer" (within the meaning of the Exchange Act) that applies to the Shares, TCI may transfer its Shares in connection with such tender offer.

     (a) RESTRICTIVE LEGEND; TCI'S REPRESENTATION. Unless and until otherwise permitted by this SECTION 5.14, each certificate representing Shares, and any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing the legend set forth below shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR AN EXEMPTION UNDER SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN ASSET PURCHASE AGREEMENT DATED AS OF JUNE 17, 1998, BY AND BETWEEN THE HOLDER AND GENERAL INSTRUMENT CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF GENERAL INSTRUMENT CORPORATION."

     TCI and each holder of Shares by its acceptance of such security further understands that such security may bear a legend as contemplated by this SECTION 5.14.

     (b) STATEMENT OF INTENTION TO TRANSFER; OPINION OF COUNSEL. TCI, by its acceptance of this Agreement, agrees that prior to any transfer of any Shares, TCI will deliver to GI a notice of such proposed transfer and a signed copy of the opinion of TCI's counsel reasonably satisfactory to GI as to the necessity or non-necessity for registration under the Securities Act in connection with such transfer.

          (i) If, in the opinion of TCI's counsel (which opinion shall be reasonably satisfactory to GI), the proposed transfer of any Shares may be effected without registration under the Securities Act of such Shares, then TCI shall be entitled to transfer such Shares in accordance with the intended method of disposition specified in the notice delivered by TCI to GI, subject to compliance with the provisions of SECTION 5.10 of this Agreement.

          (ii) Notwithstanding the foregoing provisions of this SECTION 5.14(B), no opinion of any counsel need be furnished (x) in the event of any proposed transfer of any Shares to an institutional investor who is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and which transfer is otherwise exempt from the registration requirements of the Securities Act or (y) in the event of any proposed transfer of Shares in connection with a registration under the Securities Act.

     (c) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of this SECTION 5.14, the restrictions imposed by this SECTION 5.14 upon the transferability of the Shares shall cease and terminate as to any particular Shares when, (i) such Shares shall have been effectively registered under the Securities Act and sold by TCI in accordance with such registration or (ii) in the opinion of counsel for the holder of such Shares, if such opinion is reasonably satisfactory in form and substance to GI, such restrictions are no longer required in order to ensure compliance with the Securities Act. If and whenever the restrictions imposed by this SECTION 5.14 and by SECTION 5.10 shall terminate as to a Share as hereinabove provided, TCI may and GI shall, as promptly as practicable upon the request of TCI and at GI's expense, cause to be stamped or otherwise imprinted upon the certificates representing such Shares a legend in substantially the following form:

     "The restrictions on transferability of this [THESE] [SECURITIES] terminated on _________, and are of no further force or effect."

     All certificates issued upon transfer, division or combination of, or in substitution for, any Shares entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this SECTION 5.14 shall terminate as to any Shares, as hereinabove provided, TCI shall be entitled to receive from GI without expense, a new certificate representing such Shares not bearing the restrictive legend set forth in Subsection (a) of this SECTION 5.14.

     SECTION 5.15 NO PUBLIC ANNOUNCEMENT. Neither Party hereto shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, in the event any such public announcement is required by law to be made by the Party proposing to make the same, such Party shall consult in good faith with the other Party before the making of such public announcement.

     SECTION 5.16 SEC REPORTS. GI will promptly deliver to TCI copies of all forms, reports, statements and other documents filed by it with the Commission after the date of this Agreement.

     SECTION 5.17 HSR ACT FILING. As soon as practicable but in any event no later than 10 days after the date of this Agreement, GI and TCI will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Each of the parties will coordinate with the other party with respect to its filings and will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act.

     SECTION 5.18 MFN. GI agrees that if it gives or offers, or has given or offered, to any third party any term or condition with respect to the receipt by such party of Addressable Set-Top Services which is more favorable to such third party than TCI, et. al. are then receiving from GI, including, without limitation, price and any other economic or non-economic term, provision, covenant or consideration (a "More Favorable Provision"), GI will promptly offer such More Favorable Provision to TCI, et. al. for the same amount of time that such More Favorable Provision is or was available to such third party. A More Favorable Provision shall include any pertinent term, provision, covenant or consideration, regardless of whether there is a term, provision, covenant or consideration concerning the subject matter of such More Favorable Provision in this Agreement or whether such term, provision, covenant or consideration relates to all of such third party's set-tops or less than all. GI agrees to provide to TCI a written certification on each annual anniversary date of this Agreement, signed by a duly authorized officer of GI, stating that GI has satisfied its obligations under this Section 5.18.


                                     ARTICLE VI

                               CONDITIONS TO CLOSING

     SECTION 6.1 CONDITIONS TO THE OBLIGATIONS OF GI. The obligation of GI to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing, of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of TCI, NDTC and their Affiliates set forth in this Agreement and the Ancillary Agreements shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, all of the covenants and agreements set forth in this Agreement and the Ancillary Agreements to be complied with or performed by TCI, NDTC or their Affiliates at or prior to the Closing shall have been complied with and performed, and TCI shall have delivered to GI a certificate of an authorized officer, in form and substance reasonably satisfactory to GI, certifying that the conditions set forth in
SECTION 6.1(A) have been satisfied.

     (b) NO LAW OR ORDER, ETC. No Law shall have been enacted and no Order shall have been issued (and no such Order shall be in effect) that would, nor shall any Litigation by any Governmental Entity be pending or threatened that, if adversely determined, would (a) prevent consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements, (b) cause any of the transactions contemplated by this Agreement or the Ancillary Agreements to be rescinded following consummation, or (c) affect adversely the ability of GI to operate its Access and Control Business or own the Transferred Assets.

     (c) NECESSARY CONSENTS. Any applicable waiting period under the HSR Act shall have terminated or expired, and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities and other parties, in form and substance satisfactory to GI and

TCI, that are required for the consummation of the transactions contemplated hereby. In addition, GI shall have obtained board of director approval of this Agreement and the transactions contemplated hereby.

     (d) ANCILLARY AGREEMENTS. TCI, NDTC or their Affiliates shall have executed and delivered the Ancillary Agreements and made the other deliveries specified in SECTION 2.8.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF TCI AND NDTC. The obligations of TCI and NDTC to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of GI set forth in this Agreement and the Ancillary Agreements shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, all of the covenants and agreements set forth in this Agreement and the Ancillary Agreements to be complied with or performed by GI at or prior to the Closing shall have been complied with and performed in all material respects, and GI shall have delivered to TCI and NDTC a certificate of an authorized officer, in form and substance reasonably satisfactory to TCI, certifying that the conditions set forth in SECTION 6.2(A) have been satisfied.

     (b) NO LAW OR ORDER, ETC. No Law shall have been enacted and no Order shall have been issued (and no such Order shall be in effect) that would, nor shall any Litigation by any Governmental Entity be pending or threatened that, if adversely determined, would (a) prevent consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements, or (b) cause any of the transactions contemplated by this Agreement or the Ancillary Agreements to be rescinded following consummation, or (c) affect adversely the ability of TCI to own the Consideration.

     (c) NECESSARY CONSENTS. Any applicable waiting period under the HSR Act shall have terminated or expired, and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities and other parties, in form and substance satisfactory to GI and TCI, that are required for the consummation of the transactions contemplated hereby.

     (d) ANCILLARY AGREEMENTS. GI shall have executed and delivered the Ancillary Agreements and made the other deliveries specified in SECTION 2.7.

     (e) SHARE LISTING. The shares of capital stock to be issued as the Consideration shall have been listed for trading, subject to official notice of issuance, on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then listed or traded.

                                    ARTICLE VII

                             SURVIVAL; INDEMNIFICATION

     SECTION 7.1 SURVIVAL. The representations and warranties of GI, TCI and NDTC contained in this Agreement shall survive the Closing for the period set forth in this SECTION 7.1. All of the representations and warranties of GI, TCI and NDTC contained in this Agreement shall survive and terminate upon expiration of twelve months after the Closing Date; IT BEING UNDERSTOOD that in the event Notice of any claim for indemnification under SECTION 7.2(I) or SECTION 7.3(I) hereof shall have been given (within the meaning of SECTION 9.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved. Neither GI, TCI nor NDTC shall have any indemnification obligation with respect to any indemnification claim made for breach of a representation or warranty contained in this Agreement if such claim is made after the end of the applicable survival period.

     SECTION 7.2 INDEMNIFICATION BY GI. GI hereby agrees that it shall indemnify, defend and hold harmless TCI, NDTC, their Affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "NDTC INDEMNIFIED PARTIES") from, against and in respect of any damages, claims, losses, charges, actions, suits, proceedings, deficiencies, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys' fees, removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring) (collectively, "LOSSES") imposed on, sustained, incurred or suffered by or asserted against any of the NDTC Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by GI contained in this Agreement, (ii) the breach of any covenant or agreement of GI contained in this Agreement, or (iii) any matter with respect to the Transferred Assets or GI's Access and Control Business that relates to the period after Closing other than those matters arising out of a breach by TCI, NDTC or their Affiliates of their respective obligations under any Ancillary Agreement.

     SECTION 7.3 INDEMNIFICATION BY TCI AND NDTC. Each of TCI and NDTC hereby severally agrees that it shall defend and hold harmless GI, its Affiliates and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns (the "GI INDEMNIFIED PARTIES"; collectively with the NDTC Indemnified Parties, the "INDEMNIFIED PARTIES") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by or asserted against any of the GI Indemnified Parties, directly or indirectly relating to or arising out of (i) any breach of any representation or warranty made by such party contained in this Agreement, (ii) in the case of TCI, all Excluded Liabilities, (iii) the breach of any covenant or agreement of such party contained in this Agreement and (iv) in the case of TCI, the failure of TCI or any of its Affiliates to comply with the provisions of the "bulk transfer" or similar Laws of any jurisdiction (including any so-called "tax bulk sales provisions") in connection with the transactions contemplated by this Agreement.

     SECTION 7.4 INDEMNIFICATION PROCEDURES. With respect to third party claims other than those relating to Taxes, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this
SECTION 7.4. In the event that any written claim or demand for which an indemnifying party, TCI, NDTC or GI, as the case may be (an "INDEMNIFYING PARTY"), would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "CLAIM NOTICE"); PROVIDED, HOWEVER, that if the Claim Notice has been given within any applicable survival period, failure to notify the Indemnifying Party within such 30-day period shall relieve the Indemnifying Party of its indemnification obligation only to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall have 30 days from the effective date of the Claim Notice under SECTION 9.1 (the "NOTICE PERIOD") to notify the Indemnified Party
(a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right, and shall use its reasonable efforts, to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. Neither the Indemnifying Party nor the Indemnified Party shall settle a claim or demand without the consent of the other party (which consent will not be unreasonably withheld or delayed). If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely Notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each party shall cooperate in the defense thereof.

     SECTION 7.5 LIMITATION OF LIABILITY. Notwithstanding any contrary provision of this Agreement, neither TCI nor NDTC shall be liable to GI and GI shall not be liable to TCI or NDTC, for any amounts representing their or their customers' respective loss of profits, loss of business or indirect special, exemplary, consequential, or punitive damages, whether the basis of the liability is breach of contract, tort (including negligence and strict liability), statutes, or any other legal theory.

                                    ARTICLE VIII

                                    TERMINATION

     SECTION 8.1    TERMINATION.  This Agreement may be terminated:

     (a)  at any time prior to the Closing by agreement of GI and TCI; or

     (b) at any time prior to the Closing by either GI or TCI, by giving written Notice of such termination to the other Party, if the Closing shall not have occurred on or prior to the date that is one year after the date of this Agreement; PROVIDED THAT the terminating Party is not then in material breach of its obligations under this Agreement in a manner which has contributed to the failure of the Closing to have occurred by such date; or

     (c) at any time prior to the Closing by either GI or TCI if there shall be in effect any Law or non-appealable final Order of any Governmental Entity having competent jurisdiction that prevents the consummation of the Closing; or

     (d) by TCI at any time after June 26, 1998 if GI does not notify TCI in writing on or before such date that it has obtained board of director approval of this Agreement and the transactions contemplated hereby and that such approval is no longer a condition to GI's obligations hereunder; provided that once such notice is given by GI, TCI's right to terminate pursuant to this
Section 8.1(d) shall end.

     SECTION 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with SECTION 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Party or their respective Affiliates, directors, officers or employees, except for the obligations of the Parties contained in this SECTION
8.2 and in Sections 9.7 and 9.8 and except that nothing herein will relieve any Party from liability for any breach of this Agreement prior to such termination.

                                     ARTICLE IX

                                   MISCELLANEOUS

     SECTION 9.1 NOTICES. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "NOTICE") shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) if sent by telecopier, provided that the telecopier delivery is promptly followed by a telephone confirmation thereof, in each case addressed as follows:


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

     if to TCI or NDTC:       c/o National Digital Television Center, Inc.
                              4100 East Dry Creek Road
                              Littleton, Colorado  80122
                              Telephone:     (303) 486-3815
                              Telecopy: (303) 486-3890
                              Attn:     David Beddow, Senior Vice President

     with a copy to:          Tele-Communications, Inc.
                              5619 DTC Parkway
                              Englewood, Colorado  80111

                              Telephone:     (303) 267-5500
                              Telecopy: (303) 488-3207
                              Attn:     Legal Department

     if to GI:                General Instrument Corporation
                              101 Tournament Drive
                              Horsham, Pennsylvania  19044
                              Telephone:     (215) 323-1000
                              Telecopy: (215) 323-1293
                              Attn:     Robert A. Scott
                              Vice President - Legal

     with a copy to:               Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York  10004
                              Telephone:     (212) 859-8000
                              Telecopy: (212) 859-4000
                              Attn:     Lois Herzeca

or such other address as shall be furnished by any of the Parties in a Notice. Any Notice shall be deemed given upon receipt.

     SECTION 9.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.3 ASSIGNMENT. No Party to this Agreement may assign any of it rights or obligations under this Agreement without the prior written consent of the other Party; provided, that GI may assign its rights and obligations hereunder (other than the obligation to issue Common Stock) (i) to any wholly-owned subsidiary of GI or (ii) to a purchaser of substantially all of GI's assets and TCI and NDTC may each assign its rights and obligations hereunder to any Affiliate of such party or to any entity to whom TCI hereafter transfers the Transferred Assets; provided, however, that no such assignment shall relieve the assignor from liability hereunder. Any attempted assignment in contravention hereof shall be null and void. The foregoing shall not be deemed to modify the restrictions on transfer of the Shares set forth in Article V.

     SECTION 9.4 ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits hereto), the Ancillary Agreements and the Warrant Issuance Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     SECTION 9.5 FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by the such Party.

     SECTION 9.6 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as expressly provided in ARTICLE VII with respect to Indemnified Parties, and except with respect to the provisions of Section 5.18 being enforceable by TCI, et. al, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     SECTION 9.7 RETURN OF INFORMATION. If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, GI shall promptly return to TCI all information regarding its provision of Addressable Set-Top Services furnished to it by TCI or its affiliates, agents, employees, or representatives (including all copies, if any, thereof), and shall not use or disclose the information contained therein for any purpose or make such information available to any other Person.

     SECTION 9.8 EXPENSES. Except as otherwise expressly provided in this Agreement, regardless whether the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.

     SECTION 9.9 SCHEDULES. The disclosure of any matter in any schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter is evident from the face of the Schedule.

     SECTION 9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

     SECTION 9.11 COUNTERPARTS. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to all the Parties.

     SECTION 9.12 HEADINGS. The heading references herein and the table of contents hereto are for convenience purposes only, do no constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 9.13 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                   TCI:

                                   TCIVG-GIC, INC.


                                   By: /s/ Larry E. Romrell
                                      -------------------------------
                                      Name:
                                      Title:


                                   NDTC:

                                   NDTC TECHNOLOGY, INC.


                                   By: /s/ David D. Beddow
                                      -------------------------------
                                      Name:
                                      Title:

                                   GI:

                                   GENERAL INSTRUMENT CORPORATION


                                   By: /s/ Edward D. Breen
                                      -------------------------------
                                      Name:
                                      Title: